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                                                                    Exhibit 2.10
                                                                   Schedule 4.13

                        Permits and Pending Applications

A.   Federal
       "No Exposure Certificate for Exclusion from NPDES Storm Water Permitting" No. MARNEB785

       Notification of Regulated Waste Activity, Handler Confirmation Sheet

       3010 of the Resource Conservation and Recovery Act (RCRA) EPA No. MAR000501064

B.   State-MaDEP
       Air Quality Permit: Application No. 4P00043, Transmittal No. 137845 (this permit is not yet issued)

       Boiler Permit, Limited Plan Application (LPA No. 4B99062)

C.   City of New Bedford
       Industrial Discharge Permit No. L-004

       Food Establishment Permit (issued 1/08/01)